Exhibit d(18)

 ABE L LINCOLN
XX-XXXXXXX

Lincoln Life & Annuity Company of New York
(A Stock Company)
Home Office: 120 Madison Street, Suite 1310, Syracuse, New York 13202
Servicing Office: 1301 South Harrison Street, P.O. Box 2348, Fort Wayne, Indiana 46801-2348

ANNUITY CONTRACT

Individual Modified Single Purchase Payment Deferred Variable Annuity Contract With Annuity Payment Options

Lincoln Life & Annuity Company of New York (Company, Our, Us, We) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and Us. We want to be sure You understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If You have any questions after reading the Contract, We hope You will contact Your financial professional or Our Servicing Office.

NOTICE OF RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty by delivering or mailing it to the financial professional through whom it was purchased or to Our Servicing Office. When the Contract is received at Our Servicing Office, We will return the greater of (a) all Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline, including an amount to reflect any deducted fees and daily charges; or (b) the Contract Value. The refund will be determined as of the date the Contract was mailed to Our Servicing Office or delivered to an authorized financial professional or Our Servicing Office.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE. THE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS 3.30% IF THE ASSUMED INTEREST RATE IS 3.0% OR 4.30% IF THE ASSUMED INTEREST RATE IS 4.0%.

NON-PARTICIPATING. This Contract is non-participating and will not share in Our surplus earnings.

Signed for Lincoln Life & Annuity Company of New York at its Home Office in Syracuse, New York.

TABLE OF CONTENTS
PROVISIONS Page Number
Definitions ………………………………………………………………………...………………………4
Purchase Payments ………………………………………………………………………...…………….6
Contract Value……………………………………………………………………………...…………….6
Dollar Cost Averaging ….………………………………………………………………...…………….6
General Provisions………………………………………………………………………………………6
Variable Account…………………………………………………………………………………………8
Transfers, Withdrawals and Surrenders……………………………………….…………….……...9
Advisory Fee Withdrawals…………………………………………………………………………….11
Death Benefits…………………………………………………………………………………………....11
Annuity Payment Options……………………………………………………………………………..12
Beneficiary………………………………………………………………………..…………………..….15
Suspension Or Deferral Of Payments Or Transfers ………………………………………………16
Additional Services……………………………………………………………………………………..16
Payment Option Tables………………..……………………………………………………………….17

DEFINITIONS

ADVISORY FEES -- The amounts paid to the Owner’s financial professional for work performed pursuant to an advisory agreement between the Owner and that financial professional.

ADVISORY FEE WITHDRAWALS -- Withdrawals of a portion of the Contract Value that the Owner may choose to have Us pay directly to the financial professional to satisfy an Advisory Fee for this Contract.

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Subaccount prior to the Annuity Commencement Date.

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity payments made after the Annuity Commencement Date will be based.

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the annuity payment option selected. The Annuity Commencement Date is selected by the Owner.

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity payment. Subsequent annuity payments will be due on the same day of the month as the first annuity payment, at the applicable frequency.

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of a Variable Annuity Payment.

BENEFICIARY -- The person or persons or entity designated by the Owner to receive the Death Benefit, if any. If the Beneficiary is designated as an Irrevocable Beneficiary, the Owner must receive written consent from the Beneficiary to exercise any right or option under this Contract.

CODE -- The Internal Revenue Code of 1986, as amended.

COMPANY, OUR, US, WE -- Lincoln Life & Annuity Company of New York.

CONTINGENT ANNUITANT -- Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

CONTRACT -- The agreement between Us and the Owner, in which We provide an annuity as described on the front page of this Contract.

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Specifications.

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Account attributable to this Contract on a given Valuation Date.

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Specifications and starting with each Contract Date anniversary thereafter.

DEATH BENEFIT -- The amount payable upon death of an Owner or an Annuitant.

DOLLAR COST AVERAGING -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated Dollar Cost Averaging Holding Account to one or more of the Variable Subaccounts available under this Contract. The periodic installments will be over any Dollar Cost Averaging period made available by Us and selected by the Owner.

DOLLAR COST AVERAGING HOLDING ACCOUNT -- A designated holding account that may be a designated Variable Subaccount.

DUE PROOF -- Information that We require to pay a Death Benefit. This information includes a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to Us.

DEFINITIONS (continued)

FIXED ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner’s designee by Us on or after the Annuity Commencement Date which We guarantee as to the dollar amount. Fixed Annuity Payments are made out of the General Account.

FUND -- Any of the underlying investment options available in the Variable Account.

GENERAL ACCOUNT -- An account consisting of all assets We own, other than those assets in segregated investment accounts.

GOOD ORDER -- The receipt by Us, at Our Servicing Office, of all information, documentation, instructions and/or Purchase Payments deemed necessary by Us, in Our sole discretion, to issue this Contract or execute any transaction pursuant to its terms.

HOME OFFICE -- Our principal office as noted on the cover page of this Contract.

IRREVOCABLE BENEFICIARY -- A Beneficiary whose interest cannot be changed without that person’s consent. If the Beneficiary is designated as an Irrevocable Beneficiary, the Owner must receive written consent from the Beneficiary to exercise any right or option under this Contract.

MATURITY DATE – The date by which an Election to receive payments under an Annuity Payment Option described in the ANNUITY PAYMENT OPTIONS provision of this Contract must be made. The Maturity Date is shown on the Contract Specifications and is based on the original Annuitant’s date of birth.

NATURAL PERSON -- A human being.

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day.

NON-NATURAL PERSON -- A trust, corporation, partnership, or association.

NOTICE, ELECTION OR REQUEST -- A Notice, Election, or Request to Us is any form of communication providing information, either in writing, or another manner acceptable to Us. Such communication must be received in Good Order and must include all required information necessary to be processed by Us. To be effective for any Valuation Date, a Notice, Election, or Request must be received in Good Order prior to the end of that Valuation Date. Any Notice from Us to the Owner or any other person, is a communication either in writing, or another manner acceptable to Us, to such person at the most recent address shown in Our records.

A Notice, Election, or Request is not binding on any payment or action We make before receiving such communication in Good Order.

OWNER -- The one person, two persons or entity who exercises rights of ownership under this Contract. If two persons are named as Owner, all references to Owner means joint Owner. The Owner(s) is shown on the Contract Specifications.

PURCHASE PAYMENTS -- Amounts paid into this Contract by the Owner as consideration for the benefits provided under this Contract.

QUALIFIED CONTRACT -- A contract that is used as a funding vehicle for a retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457, as amended. All other contracts are considered non-Qualified contracts.

SERVICING OFFICE -- The office where servicing of this Contract takes place as noted on the cover page of this Contract.

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business. A Valuation Date generally ends at 4:00 pm Eastern Time but may close earlier on certain days and as conditions warrant. We process any instructions or transactions We receive after the close of any Valuation Date on the next Valuation Date.

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

DEFINITIONS (continued)

VARIABLE ACCOUNT -- The segregated investment account into which We set aside and invest the assets allocated to the Variable Subaccount(s) made available by Us and selected by the Owner. The Variable Account for this Contract is shown on the Contract Specifications.

VARIABLE ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner’s designee by Us on or after the Annuity Commencement Date which vary in amount with the investment experience of each applicable Variable Subaccount.

VARIABLE SUBACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Subaccount for each particular Fund.

YOU, YOUR -- The Owner and any joint Owner.

PURCHASE PAYMENTS

WHERE PAYABLE. All Purchase Payments must be made to Us at Our Servicing Office.

AMOUNT AND FREQUENCY. The Initial Purchase Payment amount that constitutes all Purchase Payments received prior to the Contract Date will be approved and added to this Contract on the Contract Date. The Initial Purchase Payment amount is shown on the Contract Specifications. If additional Purchase Payments are shown on the application, those subsequent Purchase Payments must be received within the period shown on the Contract Specifications under Purchase Payments Acceptance Deadline.

Any subsequent Purchase Payments that We approve will be added to this Contract as of the Valuation Date the Purchase Payment and required information are received in Good Order.

CONTRACT VALUE

CONTRACT VALUE. The Contract Value, at any time prior to the Annuity Commencement Date, is equal to the sum of the values of the Variable Account attributable to this Contract on a given Valuation Date.

The Contract Value in a Variable Subaccount(s) on a given Valuation Date is determined by multiplying the number of Accumulation Units allocated to the Variable Subaccount by the Accumulation Unit Value. Withdrawals or deductions for other charges, fees and premium tax will result in the cancellation of Accumulation Units in a Variable Subaccount.

ACCOUNT FEE. We will deduct an Account Fee from the Contract Value as shown on the Contract Specifications.

DOLLAR COST AVERAGING

All or part of any Purchase Payment approved and added to this Contract by the Purchase Payments Acceptance Deadline may be allocated to the subaccount made available for the purpose of Dollar Cost Averaging. Any amount so allocated will be transferred from the subaccount used for Dollar Cost Averaging to the designated Variable Subaccount in regular installments over a period chosen by the Owner.

Transfers will occur at the same interval until the end of the chosen period or, if sooner, until the account value in the subaccount used for Dollar Cost Averaging has been exhausted.

GENERAL PROVISIONS

THE CONTRACT. The Contract, copy of the application and any riders attached, constitute the entire Contract. Only Our President, a Vice President, the Secretary or an Assistant Secretary has the power, on Our behalf, to change, modify, or waive any provisions of this Contract.

All statements made by or under the authority of the Owner for the issuance of this Contract are deemed to be representations and not warranties.

GENERAL PROVISIONS (continued)

We reserve the right to unilaterally change this Contract for the purpose of keeping this Contract in compliance with federal or state law, subject to the prior approval of the New York Superintendent of Financial Services.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above-named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

ASSIGNMENTS. This Contract may be assigned. We will not be bound by any assignment unless Notice of the assignment is provided at Our Servicing Office. The effective date of the assignment will be the date it is signed by the Owner. Any payments made or actions taken or allowed by Us before the assignment is received will be without prejudice to Us. We will not be responsible for the validity of any assignment.

If this Contract is used with a Qualified Plan, the Contract will not be transferable unless allowed under applicable law.

OWNERSHIP. All Owners will be treated as having equal, undivided interests in this Contract, including rights of survivorship. Either Owner, independently of the other, may exercise any ownership rights in this Contract. The existence of a joint Owner will not continue this Contract after the death of the first Owner, unless the joint Owner is the spouse of the deceased Owner (see the DEATH BEFORE THE ANNUITY COMMENCEMENT DATE provision).

The Owner may transfer all rights and privileges of ownership. On the effective date of transfer, the transferee will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date. Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of ownership, or a revocation of transfer, must be provided in a Notice to Us at Our Servicing Office. When a transfer or revocation has been received, it will take effect as of the date it was signed by the Owner. Any payments made or any action taken or allowed by Us before the transfer or the revocation Notice is received will be without prejudice to Us.

The age of any named Owner on this Contract must be under the Maximum Issue Age shown on this Contract Specifications as of the effective date of the change.

ANNUITANTS. Prior to the Annuity Commencement Date, the Owner may name only one Annuitant. If the Owner is a tax-exempt entity, the Owner may name one Annuitant or two Joint Annuitants

If the Owner is a Natural Person, the Owner has the right to change the Annuitant at any time by sending Notice of the change to Us at Our Servicing Office. The change will take effect on the date We receive Your Notice. If the Owner is a Non-Natural Person, the Annuitant may not be changed. The age of any named Annuitant on this Contract must be under the Maximum Issue Age shown on the Contract Specifications as of the effective date of the change. Change of Annuitant may affect the Death Benefit (see the DEATH BENEFIT provisions of this Contract).

A Contingent Annuitant may be named or changed upon Our receipt of the Notice. On or After the Annuity Commencement Date, the Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

INCONTESTABILITY. This Contract is incontestable from the Contract Date.

MISSTATEMENT OF AGE. If the age of the Annuitant has been misstated, the amount payable under this Contract will be adjusted to be the amount of income which the actual Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline would have purchased for the correct age according to Our rates in effect on the Contract Date.

Any overpayment by Us, with interest at the rate of 1% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment.

Any underpayment by Us will be paid in a lump sum, with interest at the rate of 1% per year, compounded annually.

GENERAL PROVISIONS (continued)

REPORTS. Prior to the Annuity Commencement Date, at least once each Calendar Year, We will mail a report to the Owner. The report will be mailed to the last address known in Our records.

The report will include a statement of:
(a)	the number of Accumulation Units credited to the Variable Account and the dollar value of such units;
(b)	the total Contract Value, the cash surrender value, and Death Benefit;
(c)	Such other information as may be required by law or regulation will also be included.

The information in the report will be as of a date not more than two months prior to the date of mailing the report. The Owner will have 60 days from the date the report or confirmation is received to notify Us of any errors in the report or confirmation, otherwise the report or confirmation will be deemed to be final and correct.

OWNERSHIP OF THE ASSETS. We will have exclusive and absolute ownership and control of Our assets, including all assets in the Variable Account.

PREMIUM TAX. State and local government premium tax, if applicable, will be deducted from Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline or Contract Value when incurred by Us or at another time of Our choosing.

MAXIMUM ISSUE AGE. The Owner and the Annuitant (or both Joint Annuitants, if applicable), when named, must be under the Maximum Issue Age shown on the Contract Specifications.

LOANS. Loans are not permitted under this Contract.

MINIMUM BENEFITS PAYABLE. Any benefits paid under this Contract will not be less than those required by the New York Insurance Law.

VARIABLE ACCOUNT

THE VARIABLE ACCOUNT. The Variable Account, which is designated on the Contract Specifications, is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. Income, gains and losses (whether or not realized) from the assets allocated to the Variable Account shall be credited to or charged against the Variable Account without regard to Our other income, gains or losses. The Variable Account will not be charged with the liabilities arising from any other part of Our business.

Subject to the approval of the New York Superintendent of Financial Services, We reserve the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment or, if in Our judgment, further investment in any Fund should become inappropriate in view of the purposes of this Contract.

We may close any Variable Subaccount to Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline, transfers of Contract Value or both. We may add new Variable Subaccounts in which the assets of the Variable Account may be invested.

We will give the Owner written Notice of the elimination and substitution of any Fund as required by law after such substitution occurs.

ALLOCATION TO A VARIABLE SUBACCOUNT. The Owner may allocate to any of the available Variable Subaccounts in accordance with the restrictions on the Contract Specifications. The Owner must give Us Notice of an Election to allocate Contract Value to a new Variable Subaccount not previously selected.

Amounts allocated to each Variable Subaccount will be invested at Net Asset Value Per Share of the Fund(s) according to the investment allocations on file for this Contract. We will use the amount allocated to buy Accumulation Units in the Variable Subaccount(s) selected by the Owner.

VARIABLE ACCOUNT (continued)

VALUATION OF THE VARIABLE ACCOUNT. The value of the Variable Account, at any time prior to the Annuity Commencement Date, is equal to the sum of the values allocated to the Variable Subaccounts. The value of a Variable Subaccount, at any time prior to the Annuity Commencement Date, is equal to the Accumulation Units credited to a Variable Subaccount multiplied by the value of the Accumulation Unit for the respective Variable Subaccount.

Accumulation Units are used to value all amounts allocated to or withdrawn from a Variable Subaccount as a result of Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline, transfers, withdrawals, or fees and charges. Accumulation Units for each Variable Subaccount are valued separately. The value of an Accumulation Unit may increase or decrease from Valuation Period to Valuation Period.

The number of Accumulation Units is determined by dividing the amount allocated to or withdrawn from a Variable Subaccount by the dollar value of one Accumulation Unit of the Variable Subaccount as of the Valuation Date the transaction becomes effective. The number of Accumulation Units held for an Owner in a Variable Subaccount will not be changed by any change in the dollar value of Accumulation Units in the Variable Subaccount.

The value of an Accumulation Unit was arbitrarily established at the inception of the Variable Subaccount. The Accumulation Unit value for a Variable Subaccount for any later Valuation Period is determined as follows:
(a)
the total value of Fund shares held in the Variable Subaccount is calculated by multiplying the number of Fund shares owned by the Variable Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

(b)
the liabilities of the Variable Subaccount at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Subaccount and may include a charge or credit with respect to any taxes We paid or reserved for that We determine is a result of the operation of the Variable Account); the result divided by

(c)	the outstanding number of Accumulation Units in the Variable Subaccount at the beginning of the Valuation Period.

The Accumulation Unit value may increase or decrease the dollar value of benefits under this Contract. Expenses We incur will not adversely affect the dollar value of benefits.

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE. We will deduct a Mortality and Expense Risk and Administrative charge (daily charge) from the Variable Account as shown on the Contract Specifications.

CHANGE IN OPERATION. We reserve the right to transfer assets of the Variable Account to another account, and to modify the structure or operation of the Variable Account, subject to obtaining any necessary regulatory approvals. We guarantee that such modification will not affect the Contract Value. We will at all times maintain in the Separate Account(s) assets with a value at least equal to the amount accumulated in accordance with the applicable agreements with respect to such separate account and the reserves for annuities in the course of payment that vary with investment experience of such separate account.

TRANSFERS, WITHDRAWALS AND SURRENDERS

TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE. Prior to the earlier of the:
(a)	Annuity Commencement Date;
(b)	termination of this Contract upon payment of any Death Benefit; or
(c)	surrender of this Contract;
the Owner may provide Notice to direct a transfer of a portion of the Contract Value between any available Variable Subaccount(s) subject to any restrictions described in this Contract.

Upon receipt of Notice to transfer, We will process the transfer within the time period required by the Securities and Exchange Commission, unless the SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS provision of this Contract is in effect.

Transfers from a Variable Subaccount will be accomplished at Accumulation Unit values as of the Valuation Date the Notice to transfer is received.

TRANSFERS, WITHDRAWALS AND SURRENDERS (continued)

Transfers will be subject to the TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE provisions shown on the Contract Specifications.

In an effort to protect contract owners and the Funds from potentially harmful trading activity, We may impose the restrictions outlined below on any transfer to prevent excessive transfers that may be disruptive to other contract owners. In addition, managers of the Funds may restrict or prohibit further transfers by specific contract owners who violate the excessive trading policies established by the Fund.

Excessive transfers mean frequent or disruptive transactions as to number and/or dollar amount. As such, We reserve the right to take one or more of the following action:
(a)	refuse a transfer Request;
(b)	require transfer Requests be made only by original signature sent to Us by U.S. mail, first-class delivery;
(c)	impose restrictions on dollar amounts or percentage of Contract Value on any transfer.

We have the right to waive or modify any of these restrictions.

WITHDRAWALS. The Owner may, upon Notice to Us, withdraw a part of the surrender value of this Contract at any time prior to the earlier of:
(a)	the Annuity Commencement Date;
(b)	termination of this Contract upon payment of any Death Benefit; or
(c)	surrender of this Contract.

Withdrawals will be subject to the WITHDRAWAL REQUIREMENTS shown on the Contract Specifications.

A withdrawal will be effective on the Valuation Date that We received Notice to withdraw. The Notice must specify from which Variable Subaccount the withdrawal will be made. If no allocation is specified, We will withdraw the amount requested on a pro-rata basis from each Variable Subaccount.

Upon receipt of Notice of withdrawal, We will pay the amount of any withdrawal within the time period as required by the Securities and Exchange Commission unless the SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS provision of this Contract is in effect.

Withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the Notice for withdrawal is received.

A partial withdrawal will result in a reduction in any Death Benefit payable under this Contract, where the amount of the reduction is equal to the same percentage reduction the partial withdrawal caused to the Contract Value.

SURRENDERS. The Owner may, upon Notice to Us, surrender this Contract for its surrender value at any time prior to the earlier of:
(a)	the Annuity Commencement Date; or
(b)	termination of this Contract upon payment of any Death Benefit.

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which We receive Notice of surrender.

The surrender value on the Valuation Date of surrender will be the portion of the Contract Value in the Variable Account.

We reserve the right to surrender this Contract if any withdrawal reduces the total Contract Value to less than $2,000. By payment of the Contract Value, We will be relieved of any further obligation under this Contract.

Upon receipt of Notice to surrender, We will pay the amount of any surrender within the time period required by the Securities and Exchange Commission, unless the SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS provision of this Contract is in effect.

ADVISORY FEE WITHDRAWALS

To the extent permitted by applicable law, the Owner may enroll in a program that provides the option to Withdraw Advisory Fee Withdrawal(s). The advisory fees for the Owner’s financial professional’s services are specified in the respective advisory agreement and are separate from and in addition to the fees and expenses described in this Contract.

The Contract Value will be reduced by the amount of each Advisory Fee Withdrawal taken and may have a negative impact on certain selected options. Advisory Fee Withdrawals taken from this Contract to pay advisory fees may also be subject to income tax and/or tax penalties.

DEATH BENEFITS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE. If there is a single Owner, then upon the death of the Owner before the Annuity Commencement Date, We will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue this Contract as the new Owner. If there are no designated Beneficiaries, We will pay a Death Benefit to the Owner’s estate. Upon the death of the spouse who continues this Contract as the new Owner, We will pay a Death Benefit to the designated Beneficiary(s).

If there are two Owners, upon the death of the first Owner before the Annuity Commencement Date, We will pay a Death Benefit to the surviving Owner. If the surviving Owner is the spouse of the deceased Owner, then the spouse may elect to continue this Contract as sole Owner. Upon the death of the Owner who continues this Contract, We will pay a Death Benefit to the designated Beneficiary(s).

If the Annuitant is also an Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to this Contract provisions regarding death of an Owner. If the surviving spouse of the deceased Annuitant assumes this Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant. If an Annuitant who is not an Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant.

If an Annuitant who is not an Owner dies and no Contingent Annuitant is named, the youngest Owner immediately becomes the Annuitant and this Contract continues. In lieu of continuing this Contract, the Owner may elect to receive a Death Benefit (in equal shares, if there is more than one Owner). We must receive Notice of Election to receive the Death Benefit within 75 days of the death of the Annuitant. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant.

If the Owner is a Non-Natural Person, the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon Our approval and after We are in receipt of:
(a)	Due Proof of death; and
(b)	all claim forms, fully completed.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

DETERMINATION OF DEATH BENEFIT AMOUNTS BEFORE THE ANNUITY COMMENCEMENT DATE. The amount of the Death Benefit is dependent upon the option elected by the Owner. If the Death Benefit Option shown on the Contract Specifications is the Contract Value Death Benefit, the amount of the Death Benefit is equal to the Contract Value on the Valuation Date the Death Benefit is approved by Our Servicing Office for payment.

If the Death Benefit Option shown on the Contract Specifications is Guarantee of Principal Death Benefit, the amount of the Death Benefit is equal to the greater of:
(a)	the Contract Value on the Valuation Date the Death Benefit is approved by Our Servicing Office for payment; or
(b)
the sum of all Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline decreased proportionally by all withdrawals (where the amount of the reduction is equal to the same percentage reduction of the partial withdrawal caused to the Contract Value), including any applicable charges and any premium tax incurred.

DEATH BENEFITS (continued)

Other Death Benefit requirements may apply as shown on the Contract Specifications and any Death Benefit rider that may be attached to this Contract.

Upon the death of an Owner or Annuitant of this Contract, if a surviving spouse continues this Contract, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which We approve the death claim for payment will be credited into this Contract according to the investment allocations on file for this Contract at that time.

If the Owner is a Non-Natural Person and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if this Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which We approve the death claim for payment will be credited into this Contract according to the investment allocations on file for this Contract at that time.

If at any time the Owner or Annuitant named on this Contract is changed, except on the death of a prior Owner or Annuitant, the Death Benefit for the new Owner or Annuitant will be the Contract Value as of the Valuation Date the death claim for the new Owner or Annuitant is approved by Our Servicing Office for payment.

PAYMENT OF AMOUNTS. The Death Benefit payable on the death of the Owner, or after the death of the first Owner, or upon the death of the spouse who continues this Contract, will be distributed to the designated Beneficiary(s) as follows:
(a)	the Death Benefit must be completely distributed within five years of the Owner’s date of death; or
(b)
an Election may be made within the one-year period after the Owner’s date of death for the designated Beneficiary, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner’s date of death. If no Election is made, the Death Benefit will be distributed in a lump sum.

The Death Benefit payable upon the death of the Annuitant who is not an Owner, must be elected by the Owner within 75 days of the death of the Annuitant, and will be distributed to the Owner in either form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after We approve the death claim. If such Election is not made, this Contract will continue as explained in the DEATH BEFORE THE ANNUITY COMMENCEMENT DATE provision of this Contract.

If a lump sum settlement is elected, the proceeds will be mailed within the time period required by the Securities and Exchange Commission following Our approval of the death claim, unless the SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS provision of this Contract is in effect. If any Death Benefit payable is deferred, interest will be paid as required by New York Insurance Law using an interest rate no less than the interest rate currently paid on funds left on deposit with Us. The Death Benefit in effect will terminate on the Annuity Commencement Date.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE. Upon Our receipt of Due Proof of death of the Annuitant, any remaining annuity benefits payable will continue to be distributed under the Annuity Payment Option then in effect. Upon the death of the Owner, any remaining annuity payments will be made at least as rapidly as the Annuity Payment Option then in effect. Upon the death of the Owner, the rights of ownership granted by this Contract will pass to the surviving Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of a sole Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant or Joint Annuitant survives the Owner, any remaining payments payable will continue to the Owner's estate.

ANNUITY PAYMENT OPTIONS

ANNUITY PAYMENTS. Annuity Payments will commence on the Annuity Payment Date. For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. The Annuity Commencement Date is selected by the Owner. The Owner may change the Annuity Commencement Date up to 30 days before the scheduled Annuity Commencement Date by providing Notice to Us. The change will take effect on the date We receive Your Notice.  If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be seven days after the Annuity Commencement Date.

ANNUITY PAYMENT OPTIONS (continued)

The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date. Payments are made under the Annuity Payment Option selected (see the ANNUITY PAYMENT OPTION provision of this Contract).

CHOICE OF ANNUITY PAYMENT OPTION. An Election to receive payments under an Annuity Payment Option must be made by the Maturity Date shown on the Contract Specifications. However, the Owner may elect to receive payments under an Annuity Payment Option any time after the 12-month anniversary of the Contract Date but prior to the Maturity Date upon Request. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity payments guaranteed for 10 years (on a fixed, variable or combination fixed and variable basis, in proportion to the investment allocations on file at the time of annuitization).

Upon Request by the Owner and any Irrevocable Beneficiary, the Maturity Date may be deferred.

ELECTION OF ANNUITY PAYMENT OPTION BY OWNER. Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option to an Annuity Payment Option We have available at the time of Election. In addition, the Owner may select an Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as shown in the PAYMENT OF AMOUNTS provision of this Contract, for payment of the Death Benefit to a Beneficiary. Election of a distribution method must be made and received by Us. Any payments made or action taken or allowed by Us before the Notice is received will be without prejudice to Us.

Upon Notice, the Owner may change or revoke, in writing to Our Servicing Office, any such Election, unless such Election was made irrevocable.

ELECTION OF ANNUITY PAYMENT OPTION BY BENEFICIARY. If the Owner has not previously chosen an Annuity Payment as the distribution option for the payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as shown in the PAYMENT OF AMOUNTS provision of this Contract. The Beneficiary then becomes the Annuitant.

A Notice is required to choose an Annuity Payment Option.

Annuity Payment Options available under this Contract are:
(a)
Life Annuity / Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10-year Certain Period, or life and a 20-year Certain Period. If a payment option with a period certain provides for installment payments of the same amount as payment option with a different period certain, We will deem an Election to have been made for the option with the longest period certain that could have been elected for such age and amount.

(b)
Joint Life Annuity / Joint Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity payments continue at the same amount for the life of the surviving Annuitant.

(c)
Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, two thirds of the annuity payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. For Certain Periods, full payment will continue until the end of the Certain Period.

(d)	Other options may be available as agreed upon in writing by Us.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment or a combination Fixed and Variable Annuity Payment. If no Election is made, the Contract Value will be used to provide a Variable Annuity Payment.

At the time Fixed and/or Variable Annuity Payments commence, they will not be less than those that would be provided by a specific amount for any single premium immediate annuity contract We offer at the time to the same class of annuitants. The specific amount is the greater of the surrender value or 95% of the Contract Value.

ANNUITY PAYMENT OPTIONS (continued)

DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT. The amount of annuity payment will depend on the age of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year. If no choice is made, payments will automatically be made monthly.

The PAYMENT OPTION TABLES provisions of this Contract illustrate the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a Variable Annuity Payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use an assumed interest rate of 3.0% and 4.0% per year. This table is based on a modification of the 2012 Individual Annuity Basic Mortality Table (Age Last Birthday) with improvement to year 2040 using Projection Scale G2. The Owner must select one of the assumed interest rates, as shown on the Contract Specifications, for the VARIABLE ANNUITY PAYMENT PRIOR TO THE ANNUITY COMMENCEMENT DATE provisions of this Contract. The assumed interest rate may not be changed after the Annuity Commencement Date.

The PAYMENT OPTION TABLES provisions of this Contract illustrate the minimum payment amounts and the age adjustments that will be used to determine the monthly payments for a Fixed Annuity Payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use an interest rate of 1.00% per year. This table is based on a modification of the 2012 Individual Annuity Basic Mortality Table (Age Last Birthday) with improvement to year 2040 using Projection Scale G2.

Minimum payment amounts for ages and options not shown in the PAYMENT OPTION TABLES provisions of this Contract can be obtained from Our Servicing Office.

Determination of the first Annuity Payment Date is shown on the Contract Specifications under ANNUITY PAYMENT REQUIREMENTS. The Annuity Unit Value, if applicable, and Contract Value used to effect annuity benefit payments will be determined as of the Annuity Commencement Date.

DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT. The first Variable Annuity Payment is sub-divided into components, each of which represents the product of:
(a)	the percentage elected by the Owner of a specific Variable Subaccount, the performance of which will determine future Variable Annuity Payments; and
(b)	the entire first Variable Annuity Payment.

The dollar amount of the first periodic variable annuity payment is determined by applying the total value of the Accumulation Units credited under the Contract valued as of the Annuity Commencement Date (less any premium taxes) to the annuity tables contained in this Contract. Each Variable Annuity Payment after the first payment attributable to a specific Variable Subaccount will be determined by multiplying the Annuity Unit value for the Variable Subaccount for the Valuation Date no more than 14 days before each payment is due by a constant number of Annuity Units. This constant number of each specific Variable Subaccount is determined by dividing the component of the first payment attributable to such Variable Subaccount as described above by the Annuity Unit value for that Variable Subaccount on the Annuity Commencement Date. The total Variable Annuity Payment will be the sum of the payments attributable to each Variable Subaccount. In the absence of transfers between Variable Subaccounts, the number of Annuity Units attributable to each Variable Subaccount remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under this Contract.

The value of an Annuity Unit was arbitrarily established at the inception of the Variable Subaccount. The Annuity Unit value for any later Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of:
(a)	the daily factor raised to a power equal to the number of days in the current Valuation Period; and
(b)
the Accumulation Unit value of the same Variable Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Variable Subaccount for the immediately preceding Valuation Period.

The daily factor is equal to 0.999919020 for a 3.0% assumed interest rate and 0.999892552 for a 4.0% assumed interest rate.

ANNUITY PAYMENT OPTIONS (continued)

The valuation of all assets in the Variable Subaccount will be determined in accordance with the provisions of applicable laws, rules, and regulations.

We guarantee that the dollar amount of each payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based, nor expenses actually incurred, other than taxes on the investment return.

TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE. After the Annuity Commencement Date, if any portion of the annuity payment is a Variable Annuity Payment, the Owner may direct a transfer of assets from one Variable Subaccount to another Variable Subaccount or to a Fixed Annuity Payment by providing Notice to transfer. Such transfers will be limited to three times per Contract Year. Assets may not be transferred from a Fixed Annuity Payment to a Variable Annuity Payment.

A transfer from one Variable Subaccount to another Variable Subaccount will result in the purchase of Annuity Units in one Variable Subaccount and the redemption of Annuity Units in the other Variable Subaccount. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the Notice to transfer is received. The valuation of Annuity Units is described above. A transfer from a Variable Subaccount to a Fixed Annuity Payment will result in the redemption of Annuity Units in that Variable Subaccount and the purchase of a minimum Fixed Annuity Payment based on the tables in the PAYMENT OPTION TABLES provisions of this Contract.

PROOF OF AGE. Payment will be subject to proof of age that We will accept, such as a certified copy of a birth certificate.

MINIMUM ANNUITY PAYMENT REQUIREMENTS. We reserve the right to reduce the frequency of payments to an interval which will result in each payment exceeding the minimum annuity payment amount shown on the Contract Specifications under ANNUITY PAYMENT REQUIREMENTS. We will pay the Contract Value in a lump sum if the frequency interval is annual and the resulting annuity payment is less than the minimum annuity payment amount shown on the Contract Specifications or the Contract Value is less than the minimum Contract Value as shown on the Contract Specifications under ANNUITY PAYMENT REQUIREMENTS.

EVIDENCE OF SURVIVAL. We have the right to ask for proof that the Annuitant(s) on whose life (or lives) the payment is based is alive when each payment is due.

CHANGE IN ANNUITY PAYMENT OPTION. The Annuity Payment Option may not be changed after the Annuity Commencement Date.

BENEFICIARY

DESIGNATION OF BENEFICIARY. The Owner may designate a Beneficiary and a contingent Beneficiary.

Prior to the Annuity Commencement Date, if there is a single Owner, the designated Beneficiary will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue this Contract.

Prior to the Annuity Commencement Date, if there are two Owners, upon the death of the first Owner, the surviving Owner will receive the Death Benefit proceeds. The surviving Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Prior to the Annuity Commencement Date, if the surviving spouse of a deceased Owner continues this Contract as the sole Owner, then the designated Beneficiaries move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

Prior to the Annuity Commencement Date, if the Annuitant dies and a Death Benefit is paid, the Owner will be treated as the primary designated Beneficiary. Any other primary Beneficiary on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, multiple Beneficiaries are presumed to share equally.

BENEFICIARY (continued)

CHANGE OF BENEFICIARY. The Owner may change any Beneficiary, unless the Beneficiary is designated as an Irrevocable Beneficiary in the previous designation, by providing a Notice to change beneficiary. A change of Beneficiary will revoke any previous designation. When We receive a change of Beneficiary, whether or not the Owner is then alive, it will take effect as of the date the Request was signed. Any payment made or action taken or allowed before the change of Beneficiary is received will be without prejudice to Us.

DEATH OF BENEFICIARY. Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other primary Beneficiaries named, according to their respective interests. If there are no primary Beneficiaries, the Beneficiaries’ interest will pass to a contingent Beneficiary, if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate. Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary to receive any remaining benefits due under this Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made by Notice to Us.

SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS

SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM OR WITHIN THE VARIABLE ACCOUNT. We reserve the right to suspend or postpone payments for a transfer, withdrawal or surrender for any period when:
(a)	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
(b)	trading on the New York Stock Exchange is restricted;
(c)
an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account’s net assets; or

(d)	during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owner.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (b) and (c) exist.

ADDITIONAL SERVICES

There are two additional programs that may be available under this Contract, Automatic Withdrawal Service and Portfolio Rebalancing. In order to take advantage of one of these programs, the appropriate Election form must be completed and sent to Us at Our Servicing Office. These programs are described below. Only one of these programs may be in effect at a time. None of these programs can be in effect if Dollar Cost Averaging is in effect.

AUTOMATIC WITHDRAWAL SERVICE. The Automatic Withdrawal Service provides for an automatic periodic withdrawal of Contract Value. This service may be elected at any time prior to the Annuity Commencement Date. The Automatic Withdrawal Service program may be cancelled or changed by the Owner at any time by Request to Us at Our Servicing Office.

PORTFOLIO REBALANCING. Portfolio Rebalancing is an option that restores to a predetermined level the percentage of Contract Value allocated to each Variable Subaccount. The rebalancing may take place monthly, quarterly, semi-annually, or annually. The Portfolio Rebalancing program is available prior to the Annuity Commencement Date.

The predetermined level will be the allocation initially selected when this Contract was purchased, unless subsequently changed. The allocation may be changed at any time by Request to Us at Our Servicing Office. If the Portfolio Rebalancing program is selected, all Purchase Payments approved and added to this Contract by the Purchase Payments Acceptance Deadline allocated to the Variable Subaccounts must be subject to rebalancing. Once the Portfolio Rebalancing program is activated, any Variable Subaccount transfer executed outside of the Portfolio Rebalancing program will terminate the program. Any subsequent Purchase Payment approved and added to this Contract by the Purchase Payments Acceptance Deadline or withdrawal that modifies the account balance within each Variable Subaccount may also cause termination of the Portfolio Rebalancing program. Any such termination will be confirmed to the Owner. The Owner may terminate the Portfolio Rebalancing program, or re-enroll, at any time by Request to Us at Our Servicing Office.

PAYMENT OPTION TABLES

ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION WITH A 3.00% ASSUMED INTEREST RATE
DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS PURCHASED WITH EACH $1,000 APPLIED
SINGLE LIFE ANNUITIES
Age	No Period Certain		120 Months Certain		240 Months Certain
60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$4.35 4.44 4.54 4.64 4.75 4.86 4.99 5.12 5.26 5.41 5.57 5.75 5.94 6.15 6.37 6.62		$4.32 4.40 4.49 4.59 4.69 4.79 4.91 5.03 5.15 5.29 5.43 5.59 5.75 5.92 6.11 6.30		$4.19 4.26 4.33 4.41 4.48 4.56 4.63 4.71 4.79 4.87 4.94 5.01 5.08 5.15 5.21 5.26
JOINT AND SURVIVOR ANNUITIES
Joint and Full to Survivor Certain Period			Joint Age	Joint and Two-Thirds to Survivor Certain Period
None	120	240		None	120	240
$3.92 3.99 4.06 4.14 4.22 4.31 4.40 4.50 4.61 4.73 4.85 4.98 5.13 5.28 5.45 5.64	$3.92 3.99 4.06 4.14 4.22 4.31 4.40 4.50 4.61 4.72 4.84 4.97 5.11 5.27 5.43 5.60	$3.91 3.97 4.04 4.12 4.19 4.27 4.35 4.44 4.53 4.62 4.71 4.80 4.89 4.98 5.06 5.14	60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$4.25 4.33 4.42 4.52 4.62 4.73 4.84 4.96 5.10 5.24 5.39 5.56 5.74 5.94 6.15 6.38	$4.22 4.30 4.39 4.48 4.57 4.68 4.78 4.90 5.02 5.15 5.29 5.44 5.60 5.77 5.95 6.14	$4.13 4.20 4.27 4.34 4.42 4.49 4.57 4.65 4.74 4.82 4.90 4.97 5.05 5.12 5.18 5.24
AGE ADJUSTMENT TABLE
Year of Birth	Adjustment to Age		Year of Birth		Adjustment to Age
Before 1920 1920-1929 1930-1939 1940-1949 1950-1959 1960-1969	0 0 0 0 0 -1		1970-1979 1980-1989 1990-1999 2000-2009 2010-2019		-2 -3 -4 -5 -6

PAYMENT OPTION TABLES (continued)

ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION WITH A 4.00% ASSUMED INTEREST RATE
DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS PURCHASED WITH EACH $1,000 APPLIED
SINGLE LIFE ANNUITIES
Age	No Period Certain		120 Months Certain		240 Months Certain
60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$4.93 5.02 5.11 5.21 5.31 5.43 5.55 5.68 5.82 5.97 6.13 6.30 6.49 6.70 6.93 7.18		$4.88 4.97 5.05 5.15 5.24 5.35 5.46 5.57 5.70 5.83 5.97 6.12 6.28 6.45 6.63 6.82		$4.75 4.81 4.88 4.95 5.02 5.09 5.17 5.24 5.31 5.39 5.46 5.53 5.59 5.65 5.71 5.76
JOINT AND SURVIVOR ANNUITIES
Joint and Full to Survivor Certain Period			Joint Age	Joint and Two-Thirds to Survivor Certain Period
None	120	240		None	120	240
$4.48 4.55 4.62 4.69 4.77 4.86 4.95 5.04 5.15 5.26 5.38 5.51 5.66 5.81 5.98 6.16	$4.48 4.55 4.62 4.69 4.77 4.85 4.94 5.04 5.14 5.25 5.37 5.50 5.64 5.79 5.95 6.12	$4.47 4.53 4.60 4.66 4.74 4.81 4.89 4.97 5.06 5.14 5.23 5.32 5.41 5.49 5.57 5.64	60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$4.82 4.90 4.99 5.08 5.18 5.29 5.40 5.52 5.65 5.79 5.94 6.11 6.29 6.48 6.69 6.93	$4.79 4.87 4.95 5.04 5.13 5.23 5.33 5.44 5.56 5.69 5.83 5.98 6.13 6.30 6.47 6.66	$4.69 4.75 4.82 4.89 4.96 5.03 5.11 5.18 5.26 5.34 5.41 5.49 5.56 5.63 5.69 5.75
AGE ADJUSTMENT TABLE
Year of Birth	Adjustment to Age		Year of Birth		Adjustment to Age
Before 1920 1920-1929 1930-1939 1940-1949 1950-1959 1960-1969	0 0 0 0 0 -1		1970-1979 1980-1989 1990-1999 2000-2009 2010-2019		-2 -3 -4 -5 -6

PAYMENT OPTION TABLES (continued)

ANNUITY PURCHASE RATES UNDER A FIXED ANNUITY PAYMENT WITH A 1.00% INTEREST RATE
DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS PURCHASED WITH EACH $1,000 APPLIED
SINGLE LIFE ANNUITIES
Age	No Period Certain		120 Months Certain		240 Months Certain
60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$3.30 3.39 3.48 3.59 3.70 3.81 3.93 4.07 4.21 4.36 4.52 4.70 4.89 5.09 5.32 5.56		$3.27 3.36 3.45 3.55 3.65 3.76 3.88 4.00 4.13 4.27 4.42 4.57 4.74 4.92 5.10 5.30		$3.18 3.25 3.33 3.40 3.48 3.56 3.65 3.73 3.81 3.90 3.98 4.05 4.13 4.20 4.26 4.32
JOINT AND SURVIVOR ANNUITIES
Joint and Full to Survivor Certain Period			Joint Age	Joint and Two-Thirds to Survivor Certain Period
None	120	240		None	120	240
$2.90 2.97 3.05 3.13 3.22 3.31 3.40 3.51 3.62 3.73 3.86 4.00 4.14 4.30 4.47 4.65	$2.90 2.97 3.05 3.13 3.21 3.30 3.40 3.50 3.61 3.73 3.85 3.99 4.13 4.28 4.45 4.63	$2.89 2.96 3.03 3.11 3.19 3.27 3.36 3.45 3.54 3.64 3.74 3.83 3.93 4.02 4.11 4.19	60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$3.20 3.29 3.38 3.48 3.58 3.69 3.80 3.93 4.06 4.21 4.36 4.53 4.71 4.90 5.11 5.34	$3.18 3.27 3.36 3.45 3.55 3.65 3.76 3.88 4.01 4.14 4.28 4.44 4.60 4.77 4.95 5.15	$3.11 3.18 3.26 3.34 3.42 3.50 3.59 3.67 3.76 3.85 3.93 4.01 4.09 4.17 4.24 4.31
AGE ADJUSTMENT TABLE
Year of Birth	Adjustment to Age		Year of Birth		Adjustment to Age
Before 1920 1920-1929 1930-1939 1940-1949 1950-1959 1960-1969	0 0 0 0 0 -1		1970-1979 1980-1989 1990-1999 2000-2009 2010-2019		-2 -3 -4 -5 -6

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LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Home Office:
120 Madison Street, Suite 1310
Syracuse, New York 13202

Servicing Office:
1301 South Harrison Street
Fort Wayne, Indiana 46801-7866
1-888-868-2583

ANNUITY CONTRACT

Individual Modified Single Purchase Payment Deferred Variable Annuity Contract With Annuity Payment Options

Nonparticipating

If You have any questions concerning this Contract, please
contact Your Company representative or Our Servicing Office.

CONTRACT SPECIFICATIONS
Contract Number: XX-0123456
Annuitant: Abraham Lincoln
Age at Issue: 35
Maximum Issue Age: 86
Contract Date: May 1, 2025
Initial Purchase Payment: $25,000
Maturity Date: May 1, 2089
Owner(s): Abraham Lincoln
Mary Lincoln
Beneficiary Designation: Refer to the Client Information Profile
Death Benefit Option on Contract Date: Guarantee of Principal Death Benefit

PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:
Maximum Total Purchase Payments: $2,000,000
Minimum Allocation to Any One Variable Subaccount: $20

VARIABLE ACCOUNT:
Lincoln New York Account N for Variable Annuities.

PURCHASE PAYMENTS ACCEPTANCE DEADLINE:
If additional Purchase Payments other than those paid before the Contract Date are shown on the application, those subsequent Purchase Payments must be received and approved and added to the Contract within 90 days from the date the application is received by Our Servicing Office.

ACCOUNT FEE:
The Account Fee is $50 per Contract Year. The Account Fee will be deducted on the first Valuation Date following the last day of each Contract Year. If the Contract is surrendered prior to the last day of a Contract Year, the full Account Fee will be deducted upon the surrender. The Account Fee will be deducted from each Variable Subaccount on a pro-rata basis. The Account Fee will be waived for any Contract Year in which the Contract Value equals or exceeds $50,000.00 as of the Valuation Date on which the Account Fee would otherwise be deducted. The Account Fee will be waived on and after the Annuity Commencement Date.

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE.
We assess a daily charge equal on an annual basis to the percentage shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentage shown.

If, on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.
Death Benefit Option(s):	Charges:
Contract Value Death Benefit: Guarantee of Principal Death Benefit: Enhanced Guaranteed Minimum Death Benefit:	0.20% 0.30% 1.55%

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE ANNUITY COMMENCEMENT DATE: 0.20%
The daily charge will not exceed the percentage shown.

TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:
Transfers cannot be made during the first 30 days following the Contract Date.
We reserve the right to require a 30 day minimum time period between each transfer.

MAXIMUM NUMBER OF TRANSFERS NOT SUBJECT TO A TRANSFER FEE: 12 per Contract Year, excluding automatic Dollar Cost Averaging transfers. Transfers in excess of 12 per Contract Year must be authorized by Us.

TRANSFER FEE: A Transfer Fee is $50. The fee may be assessed if more than 12 transfers are made in a Contract Year. The Transfer Fee is assessed against each transfer after the 12th transfer. The Transfer Fee is deducted from the Variable Subaccount from which the transfer is made or from the amount that is transferred if the entire amount in the Variable Subaccount is transferred.

Transfers made as part of an automatic transfer program, such as a Dollar Cost Averaging program, will not be counted against these 12 transfers per Contract Year.

VARIABLE ACCOUNT:
MINIMUM SINGLE TRANSFER AMOUNT FROM A VARIABLE SUBACCOUNT: The lesser of $300 or the remaining amount in the Variable Subaccount.
MINIMUM TRANSFER AMOUNT TO A VARIABLE SUBACCOUNT: $300

WITHDRAWAL REQUIREMENTS:

MINIMUM PARTIAL WITHDRAWAL AMOUNT: $300

DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE: The Owner may select a Death Benefit Option to be effective as of the Contract Date. If no Death Benefit Option is selected, the Guarantee of Principal Death Benefit will be the Death Benefit Option effective as of the Contract Date.

ANNUITY PAYMENT REQUIREMENTS:

Determination of the First Annuity Payment Date:
For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

MINIMUM ANNUITY PAYMENT AMOUNT: $50

MINIMUM CONTRACT VALUE: $2000

MINIMUM GUARANTEED INTEREST RATE FOR THE FIXED ANNUITY PAYMENT: 1.00%

ASSUMED INVESTMENT RATE FOR THE VARIABLE ANNUITY PAYMENT: 3% or 4%